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                                                                      EXHIBIT 24




                              POWER OF ATTORNEY



KNOW BY ALL MEN BY THESE PRESENTS, that the undersigned director of NATIONAL INSTITUTE COMPANIES OF AMERICA, INC., a New York Corporation, does make, constitute and appoint Kevin P. Maloney, with full power and authority his true and lawful attorney-in-fact and agent, for him and his name, place and stead in any and all capacities, to sign the Registration Statement of National Institute Companies of America, Inc. on Form 10-SB for the year ended December 31, 1999, and to file such Registration Statement, so signed, with all exhibits thereto, with the Securities and Exchange Commission, hereby further granting unto said attorney-in-fact full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person; the undersigned hereby ratifies and confirms all that said attorney and agent, shall do or cause to be done by virtue hereof.


IN WITNESS WHEREOF, THE UNDERSIGNED HAS HEREUNTO SET HIS HAND AND SEAL THIS 22nd day of June 2000.







/s/ Timothy E. Smail                       (SEAL)
----------------------------
Timothy E. Smail Director